Exhibit 31.2

SECTION 302 CERTIFICATION

I, Luis A. Borgen, certify that:

1.    I have reviewed this Amendment No. 1 to the annual report on Form 10-K of DaVita Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ LUIS A. BORGEN
Luis A. Borgen Chief Financial Officer

Date: December 29, 2011